Exhibit 99.1 For Immediate Release Synchrony Financial (NYSE: SYF) April 22, 2025

First Quarter 2025 Results and Key Metrics

STAMFORD, Conn - Synchrony Financial (NYSE: SYF) today announced first quarter 2025 net earnings of $757 million, or $1.89 per diluted share, compared to $1.3 billion, or $3.14 per diluted share in the first quarter 2024. Excluding the $802 million post-tax impact of the Pets Best gain on sale in the prior year, first quarter 2024 adjusted net earnings were $491 million, or $1.18 per diluted share.***

The Company also announced that its Board of Directors approved a new capital plan that included an incremental share repurchase authorization of $2.5 billion through June 30, 2026, and increased the quarterly cash dividend by 20% to $0.30 per share of common stock beginning in the second quarter 2025.

CEO Commentary
“Synchrony delivered a strong first quarter 2025 performance, which reflected the inherent resilience of our diversified portfolio of products and spend categories and our differentiated approach to serving our customers and partners,” said Brian Doubles, Synchrony’s President and Chief Executive Officer.

“During the quarter, Synchrony continued to leverage our core strengths – our proprietary data, our sophisticated credit underwriting, our diversified product suite and distribution channels, and our strong execution – to empower our approximately 70 million customers with prudent financial flexibility and enduring value, while also delivering loyalty and sales to the many partners, providers and small businesses that form the foundation of our economy.

“As Synchrony continues to drive innovation, expand access to flexible financing, and deliver compelling results for all those we serve, we remain focused on building upon our leadership position and driving significant long-term value for our stakeholders.”

2.5%	13.2%	$697M	$99.6B
Return on Assets	CET1 Ratio	Capital Returned	Loan Receivables

Key Operating and Financial Metrics*
•Purchase volume decreased 4% to $40.7 billion
•Loan receivables decreased 2% to $99.6 billion
•Average active accounts decreased 3% to 69.3 million
•Net interest margin increased 19 basis points to 14.74%
•Efficiency ratio increased 830 basis points to 33.4%, or 110 basis points on an adjusted basis***
•Return on assets decreased 190 basis points to 2.5%, or increased 80 basis points on an adjusted basis***
•Return on equity decreased 17 percentage points to 18.4%, or increased 460 basis points on an adjusted basis***
•Return on tangible common equity** decreased 21 percentage points to 22.4%, or increased 560 basis points on an adjusted basis***
•Book value per share increased 15% to $40.37
•Tangible book value per share** increased 15% to $34.79

CFO Commentary
“Synchrony's first quarter performance continues to demonstrate the strength of our differentiated business model, which is built to deliver resilient risk-adjusted returns through evolving market conditions,” said Brian Wenzel, Synchrony’s Executive Vice President and Chief Financial Officer.

“While the ongoing effects of our previous credit actions continued to impact purchase volume, active accounts and loan receivables growth, our net charge-off results outperformed historical seasonality. The RSA maintained alignment with our partners’ program performance and we remained disciplined in our efforts to drive efficiency across our business.

“As we look to the remainder of 2025 and beyond, Synchrony remains well-positioned to navigate the evolving economic landscape while also driving progress toward our long-term financial targets.”

Business Highlights
•Renewed or added more than 10 partners, including Ashley, Discount Tire, American Eagle, Sun Country, and Texas A&M Veterinary Hospital.
•Extended nearly 15-year partnership with Ashley, helping drive retail growth and enable customers to access flexible financing solutions and bring home quality furnishings that fit their lifestyle and budget.
•Continued to expand co-brand offering within travel industry through new partnership with Sun Country Airlines.

Financial Highlights
•Interest and fees on loans remained flat to the prior year at $5.3 billion as growth in loan receivables yield, primarily reflecting the impact of our product, pricing, and policy changes (PPPCs), was offset by a combination of lower benchmark rates and lower late fee incidence.
•Net interest income increased $59 million, or 1%, to $4.5 billion, primarily driven by lower interest-bearing liabilities cost associated with lower benchmark rates.
•Retailer share arrangements increased $131 million, or 17%, to $895 million, reflecting program performance which includes the impact of our PPPCs.
•Provision for credit losses decreased $393 million to $1.5 billion, driven by a reserve release of $97 million versus a reserve build of $299 million in the prior year, which included a $190 million reserve build related to the Ally Lending acquisition.
•Other income decreased $1.0 billion to $149 million, primarily reflecting the impact of the Pets Best gain on sale in the prior year. Excluding the impact of the Pets Best gain on sale, Other income increased $61 million, primarily reflecting the impact of PPPC related fees.
•Other expense increased $37 million, or 3%, to $1.2 billion, primarily driven by costs related to technology investments, and included the impacts of a charitable contribution and an Ally Lending restructuring charge.
•Net earnings decreased 41% to $757 million, compared to $1.3 billion, and increased 54% on an adjusted basis.***

Credit Quality
•Loans 30+ days past due as a percentage of total period-end loan receivables were 4.52% compared to 4.74% in the prior year, a decrease of 22 basis points and approximately 4 basis points below the average of the first quarters in 2017 through 2019.
•Net charge-offs as a percentage of total average loan receivables were 6.38% compared to 6.31% in the prior year, an increase of 7 basis points, and 54 basis points above the average of the first quarters in 2017 through 2019.
•The allowance for credit losses as a percentage of total period-end loan receivables was 10.87%, compared to 10.44% in the fourth quarter 2024.

Sales Platform Highlights
•Period-end loan receivables growth by platform ranged from down 7% to up 1%, primarily reflecting lower purchase volume as a result of credit actions, selective customer spend, and an approximate 1 percentage point impact due to one less day in the quarter. Growth of interest and fees on loans ranged from down 3% to up 5%, as growth in loan receivables yield, primarily reflecting the impact of our PPPCs, was offset by a combination of lower benchmark rates and lower late fee incidence.

•Home & Auto purchase volume decreased 9%, driven by a combination of lower consumer traffic and the impact of credit actions.

•Digital purchase volume decreased 1%, as growth in spend per account was offset by fewer active accounts, reflecting a more selective acquisition strategy.

•Diversified & Value purchase volume decreased 2%, as growth in spend per account was offset by fewer active accounts, primarily reflecting lower consumer traffic and the impact of credit actions.

•Health & Wellness purchase volume decreased 5%, as lower spend in Dental, Cosmetic, and Vision, combined with the impact of credit actions, was partially offset by growth in Pet and Audiology.

•Lifestyle purchase volume decreased 6%, driven by lower spend in Outdoor and Specialty, as consumers continued to manage discretionary spend, and the impact of credit actions.

Balance Sheet, Liquidity, & Capital
•Loan receivables of $99.6 billion decreased 2%; purchase volume decreased 4% and average active accounts decreased 3%.
•Deposits decreased $119 million to $83.4 billion and comprised 83% of funding.
•Total liquid assets were $23.8 billion, or 19.5% of total assets.
•The Company returned $697 million in capital to shareholders, including $600 million of share repurchases and $97 million of common stock dividends. As of March 31, 2025, the Company completed its existing share repurchase authorization for the period through June 30, 2025.
•The Company’s Board approved a new share repurchase authorization of $2.5 billion through June 30, 2026, and increased the quarterly cash dividend by 20% to $0.30 per share of common stock beginning in the second quarter 2025.
•The estimated Common Equity Tier 1 ratio was 13.2% compared to 12.6%, and the estimated Tier 1 Capital ratio was 14.4% compared to 13.8% in the prior year.
•The Company achieved a credit rating upgrade from Fitch, moving our Long-term Issuer Default Rating up to "BBB" with a "Stable" outlook.

* All comparisons are for the first quarter of 2025 compared to the first quarter of 2024, unless otherwise noted.
** Return on tangible common equity represents net earnings available to common stockholders as a percentage of average tangible common equity. Tangible common equity and tangible book value per share are non-GAAP measures. See non-GAAP reconciliation in the financial supplement.
*** Prior year adjusted financial measures include amounts related to the Ally Lending acquisition, but exclude the gain on sale in the first quarter of 2024 related to Pets Best. These prior year measures presented on an adjusted basis are non-GAAP measures. See non-GAAP reconciliation in the financial supplement.

Corresponding Financial Tables and Information
Investors should review the foregoing summary and discussion of Synchrony Financial's earnings and financial condition in conjunction with the financial results presentation, financial supplement and information that follow, the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, as filed February 7, 2025, and the Company’s forthcoming Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2025. The detailed financial tables and other information are also available on the Investor Relations page of the Company’s website at www.investors.synchrony.com. This information is also furnished in a Current Report on Form 8-K filed with the SEC today.

Conference Call and Webcast
On Tuesday, April 22, 2025, at 8:00 a.m. Eastern Time, Brian Doubles, President and Chief Executive Officer, and Brian Wenzel Sr., Executive Vice President and Chief Financial Officer, will host a conference call to review the financial results and outlook for certain business drivers. The conference call can be accessed via an audio webcast through the Investor Relations page on the Synchrony Financial corporate website, www.investors.synchrony.com, under Events and Presentations. A replay will also be available on the website.

About Synchrony Financial
Synchrony (NYSE: SYF) is a leading consumer financing company at the heart of American commerce and opportunity. From health to home, auto to retail, our Synchrony products have been serving the needs of people and businesses for nearly 100 years. We provide responsible access to credit and banking products to support healthier financial lives for tens of millions of people, enabling them to access the things that matter to them. Additionally, through our innovative products and experiences, we support the growth and operations of some of the country’s most respected brands, as well as more than 400,000 small and midsize businesses and health and wellness providers that Americans rely on. Synchrony is proud to be ranked as the country’s #2 Best Company to Work For® by Fortune magazine and Great Place to Work®.

For more information, visit www.synchrony.com

Investor Relations                Media Relations
Kathryn Miller                    Tyler Allen
(203) 585-6291                    (551) 370-2902

Cautionary Statement Regarding Forward-Looking Statements
This news release contains certain forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which are subject to the "safe harbor" created by those sections. Forward-looking statements may be identified by words such as "expects," "intends," "anticipates," "plans," "believes," "seeks," "targets," "outlook," "estimates," "will," "should," "may," “aim,” “focus,” “confident,” “trajectory” or words of similar meaning, but these words are not the exclusive means of identifying forward-looking statements. Forward-looking statements are based on management's current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements. Factors that could cause actual results to differ materially include global political, economic, business, competitive, market, regulatory and other factors and risks, such as: the impact of macroeconomic conditions, including factors impacting consumer confidence and economic growth in the United States, such as inflation, interest rates, tariffs (including retaliatory tariffs) and an economic downturn or recession, and whether industry trends we have identified develop as anticipated; the impact of changes in the U.S. presidential administration and Congress on fiscal, monetary and regulatory policy; retaining existing partners and attracting new partners, concentration of our revenue in a small number of partners, and promotion and support of our products by our partners; cyber-attacks or other security incidents or breaches; disruptions in the operations of our and our outsourced partners' computer systems and data centers; the financial performance of our partners; product, pricing and policy changes related to the Consumer Financial Protection Bureau’s (the “CFPB”) final rule on credit card late fees, which was vacated in April 2025; the sufficiency of our allowance for credit losses and the accuracy of the assumptions or estimates used in preparing our financial statements, including those related to the CECL accounting guidance; higher borrowing costs and adverse financial market conditions impacting our funding and liquidity, and any reduction in our credit ratings; our ability to grow our deposits in the future; damage to our reputation; our ability to securitize our loan receivables, occurrence of an early amortization of our securitization facilities, loss of the right to service or subservice our securitized loan receivables, and lower payment rates on our securitized loan receivables; changes in market interest rates; effectiveness of our risk management processes and procedures, reliance on models which may be inaccurate or misinterpreted, and our ability to manage our credit risk; our ability to offset increases in our costs in retailer share arrangements; competition in the consumer finance industry; our concentration in the U.S. consumer credit market and susceptibility to market fluctuations and legislative regulatory developments; our ability to successfully develop and commercialize new or enhanced products and services; our ability to realize the value of acquisitions, dispositions and strategic investments; reductions in interchange fees; fraudulent activity; failure of third parties to provide various services that are important to our operations; international risks and compliance and regulatory risks and costs associated with international operations; alleged infringement of intellectual property rights of others and our ability to protect our intellectual property; litigation, regulatory actions and compliance issues; our ability to attract, retain and motivate key officers and employees; tax legislation initiatives or challenges to our tax positions and/or interpretations, and state sales tax rules and regulations; regulation, supervision, examination and enforcement of our business by governmental authorities, the impact of the Dodd-Frank Wall Street Reform and Consumer Protection Act and other legislative and regulatory developments and the impact of the CFPB’s regulation of our business, including new requirements and constraints that the Company and the Bank are or will become subject to as a result of having $100 billion or more in total assets; impact of capital adequacy rules and liquidity requirements; restrictions that limit our ability to pay dividends and repurchase our common stock, and restrictions that limit the Bank’s ability to pay dividends to us; regulations relating to privacy, information security and data protection; use of third-party vendors and ongoing third-party business relationships; and failure to comply with anti-money laundering and anti-terrorism financing laws.

Cautionary Statement Regarding Forward-Looking Statements (Continued)
For the reasons described above, we caution you against relying on any forward-looking statements, which should also be read in conjunction with the other cautionary statements that are included elsewhere in this news release and in our public filings, including under the heading "Risk Factors Relating to our Business" and “Risk Factors Relating to Regulation” in the Company's most recent Annual Report on Form 10-K. You should not consider any list of such factors to be an exhaustive statement of all the risks, uncertainties, or potentially inaccurate assumptions that could cause our current expectations or beliefs to change. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update or revise any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as otherwise may be required by law.

Non-GAAP Measures
The information provided herein includes measures we refer to as "tangible common equity" and “tangible book value per share,” along with measures provided “on an adjusted basis,” which are not prepared in accordance with U.S. generally accepted accounting principles ("GAAP"). For a reconciliation of these non-GAAP measures to the most directly comparable GAAP measures, please see the detailed financial tables and information that follow. For a statement regarding the usefulness of these measures to investors, please see the Company's Current Report on Form 8-K filed with the SEC today.